AMENDMENT NO. 4

TO THE SUBADVISORY AGREEMENT

This Amendment No. 4 (the “Amendment”), made and entered into as of March 27, 2025, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Loomis, Sayles & Company, L.P., a Delaware limited partnership (“Subadviser”), dated December 4, 2013, as amended March 9, 2016, December 11, 2019, and March 11, 2020 (the “Agreement”).

WHEREAS, Investment Manager desires to retain Subadviser to provide investment advisory services to an additional mutual fund, Multi-Manager Large Cap Growth Strategies Fund, and Subadviser is willing to render such investment advisory services; and

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A thereto, to add, effective June 2, 2025, Multi-Manager Large Cap Growth Strategies Fund as a “Fund” covered by the Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Inclusion of additional Fund. All references to the “Fund” in the Agreement shall mean, and it hereby does mean, each “Fund” identified on the amended Schedule A attached to this Amendment.

Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

2.	Notices. Section 12 to the Agreement shall be, and hereby is, amended by deleting the addresses for Subadviser and Investment Manager and replacing them with the following:

In the case of Subadviser:

Any notice to Loomis Sayles shall be sent to:

Loomis, Sayles & Company, L.P.

One Financial Center

Boston, Massachusetts 02111

Attn: Shannon O. Mangano

Co-Director of Client Intake – Institutional Onboarding

T: 617-960-4415

With copies to:

Loomis, Sayles & Company, L.P.

One Financial Center

Boston, Massachusetts 02111

Attn: General Counsel

T: 800-343-2029

F: 617-482-0653

In the case of Investment Manager:

David Weiss

Global Head of Multi-Manager Solutions

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel: (617) 385-9606

Email: David.Weiss@columbiathreadneedle.com

with a copy to:

Ryan C. Larrenaga

Vice President and Chief Counsel

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel: (617) 385-9536

Email: RYAN.C.LARRENAGA@columbiathreadneedle.com

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Loomis, Sayles & Company, L.P.

By:	/s/ David Weiss	By:	/s/ Shannon O. Mangano
	Signature		Signature

Name:	David Weiss	Name:	Shannon O. Mangano
	Printed		Printed

Title:	Global Head of Multi-Manager Solutions and Assistant Secretary	Title:	Co-Director, Client Intake

AMENDMENT NO. 4

TO THE SUBADVISORY AGREEMENT

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